UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  December 23, 2013

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, in September 2013, ITT Educational Services, Inc. (the “Company”) received a new Civil Investigative Demand (the “New CID”) from the Consumer Financial Protection Bureau (the “CFPB”), and the CFPB withdrew a Civil Investigative Demand that it had issued to the Company in May 2012.  The New CID, like the prior CID, provides that the purpose of the investigation is, in part, “to determine whether for-profit post-secondary companies, student loan origination and servicing providers, or other unnamed persons have engaged or are engaging in unlawful acts or practices relating to the advertising, marketing, or origination of private student loans.” The Company has provided documentation and other information to the CFPB in response to the New CID.

On December 23, 2013, the Company received a letter from the CFPB, confirming that the CFPB has notified the Company that, in accordance with the CFPB’s discretionary Notice and Opportunity to Respond and Advise (“NORA”) process, the CFPB’s Office of Enforcement is considering recommending that the CFPB take legal action against the Company (the “NORA Letter”).  The NORA Letter states that the staff of the CFPB’s Office of Enforcement (the “Staff”) expects to allege that the Company violated Section 1036 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, 12 U.S.C. § 5536, the Truth in Lending Act, 15 U.S.C. §§ 1601 et seq., and Regulation Z, 12 C.F.R. part 226.  The NORA Letter also states that, in connection with the contemplated action, the Staff expects to recommend seeking remedies and penalties to the fullest extent of the law.  The NORA Letter confirms that the Company has the opportunity to make a NORA submission, which is a written statement setting forth any reasons of law or policy why the recipient of a NORA notice believes the CFPB should not take legal action against it.

Based on information released by the CFPB as to its procedures, the Company understands that a NORA notice from the Staff is not a formal allegation of wrongdoing or a determination that a recipient violated any law, rather it is an indication that the Staff is considering recommending that the CFPB commence enforcement proceedings.  The Company intends to make a NORA submission to the CFPB, and continues to believe that its acts and practices relating to the matters under investigation are lawful.  There can be no assurance, however, that the CFPB will decide not to take legal action against the Company.  Although the Company intends to defend itself vigorously against any legal action taken against it by the CFPB, the Company cannot predict the outcome of any legal action and there can be no assurance that the ultimate outcome of the CFPB’s investigation will not have a material adverse effect on the Company’s financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013

ITT Educational Services, Inc.

By:  /s/ Phillip B. Frank
       Name: Phillip B. Frank
       Title: Senior Vice President, General Counsel
and Secretary